                                                                    Exhibit 99.3

                            CONFIDENTIALITY AGREEMENT

      This Agreement  (this  "AGREEMENT") is made and entered into as of October
24, 2007, by and between Kensey Nash Corporation  (the  "COMPANY"),  and each of the entities and natural  persons listed on SCHEDULE A hereto (such entities and natural  persons  and  any  Ramius  Nominee  that  executes  a  joinder  to this
Agreement, collectively, the "RAMIUS GROUP") (each of the Company and the Ramius
Group, a "PARTY" to this Agreement, and collectively, the "Parties").

                                   WITNESSETH:

            WHEREAS,  in  connection  with the execution  and  performance  of a
Settlement  Agreement  between the Parties and certain other parties  affiliated with the Ramius  Group,  dated  October 24, 2007 (the  "SETTLEMENT  AGREEMENT"), regarding  the  nomination  of certain  persons to the Board of Directors of the
Company (the "BOARD") and the Ramius Group's  forbearance of certain  activities during the  Standstill  Period (as  defined in the  Settlement  Agreement),  the
Company  expects to provide or  otherwise  make  available  to either or both of
Jeffrey Smith and Ceasar Anquillare (the "RAMIUS NOMINEES") certain information, including  information made available to either or both Ramius Nominees pursuant to Section 1 of this Agreement,  developed by and/or concerning the Company that is non-public,  confidential  or proprietary in nature,  including  business and financial  information  concerning  the  Company  and/or  its  operations  (such information collectively, "CONFIDENTIAL INFORMATION");

            NOW THEREFORE,  in  consideration  of the agreements,  covenants and premises set forth herein,  and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the Parties hereto hereby agree as follows:

            1. The Company  hereby agrees that prior to the 2007 Annual  Meeting of Stockholders of the Company (the "2007 ANNUAL MEETING"), the Company will not take any action  that the Board  considers  material  without  first  advising a
Ramius  Nominee  regarding  such  action.  The  Ramius  Nominees  shall  use the
Confidential  Information  solely for the purpose of evaluating  the Company and actions proposed to be taken by the Company, in connection with their respective preparations  to serve as members  of the Board if  elected  at the 2007  Annual
Meeting.

            2. All Confidential Information furnished by the Company to a Ramius
Party will be kept confidential by all Ramius Parties and shall not, without the prior  written  consent of the Company,  be disclosed by any Ramius Party in any manner  whatsoever,  in whole or in part,  and shall  not be used by any  Ramius
Party  other than as  necessary  for the purpose of  evaluating  the Company and actions proposed to be taken by the Company and the Ramius Group's investment in
the  Company.   Moreover,  each  Ramius  Party  shall  reveal  the  Confidential
Information  only to other  Ramius  Parties  that need to know the  Confidential
Information for such purpose,  who are informed by the revealing Ramius Party of the  confidential  nature of the  Confidential  Information  and who agree to be bound by the terms and  conditions  of this  Agreement.  No Ramius  Party shall, without  the  prior  written  consent  of  the  Company,  disclose  any  of  the
Confidential Information to its shareholders, members, other security holders or affiliates,  or any of them,  that are not Ramius  Parties.  Each  member of the
Ramius Group shall cause its Ramius  Affiliates  to comply with this  Agreement.
Each member of the Ramius Group shall be jointly and severally  responsible  for any breach of this Agreement by any Ramius Party.  "RAMIUS AFFILIATES" means the directors,  officers,  managers,  agents,  representatives (including attorneys, accountants  and financial  advisers) and employees of the Company of any member of the Ramius Group;  and "RAMIUS  PARTIES" means the Ramius  Affiliates and the members of the Ramius Group.

            3. No Ramius Party shall,  without the prior written  consent of the
Company,  disclose to any person the fact that the Confidential  Information has been made available by the Company to a Ramius Party.  The term "person" as used in this Agreement shall be broadly  interpreted to include,  without limitation, the media and any individual, group, corporation, partnership, limited liability company or other entity, including any government or agency thereof.

            4. All Confidential Information received by a Ramius Party hereunder will be  returned  to the  Company  promptly  upon the  request of the  Company, subject to any  documentation  retention  policies to which such Ramius Party is subject as required by law or regulatory authority;  PROVIDED, however, that any analyses,  compilations,  studies or other documents  prepared by a Ramius Party based upon or relating to or  otherwise  constituting  Confidential  Information shall be deemed to be Confidential Information and will be, at the option of the
Company, either destroyed or held by such Ramius Party and kept confidential and subject to the terms of this Agreement,  subject to any documentation  retention policies to which such Ramius Party is subject as required by law or  regulatory authority.

            5. No Ramius Party will photocopy, reproduce or distribute to others any Confidential  Information  received at any time,  except for distribution to persons entitled to receive Confidential  Information hereunder for the purposes contemplated hereby or with the prior written consent of the Company.

            6.  Notwithstanding  anything  to  the  contrary  contained  herein:
"Confidential  Information"  shall not include  information which: (a) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of a disclosure by a Ramius Party; (b) was, prior to disclosure by the Company, already in a Ramius Party's possession, provided that the source of such  information  was, to such Ramius  Party's  knowledge  after  reasonable inquiry,  not bound by a  confidentiality  agreement with or other  contractual, legal or fiduciary  obligation  of  confidentiality  to the Company or a Company
Affiliate;  (c) becomes available to a Ramius Party on a  nonconfidential  basis from a source (other than the Company or a Company  Affiliate)  that is, to such
Ramius   Party's   knowledge   after   reasonable   inquiry,   not  bound  by  a
confidentiality  agreement  with  or  other  contractual,   legal  or  fiduciary
obligation of confidentiality to the Company or a Company Affiliate, and is not,
to such Ramius Party's knowledge after reasonable  inquiry,  under an obligation to the Company or a Company  Affiliate not to transmit the  information  to such
Ramius Party; or (d) was  independently  developed by a Ramius Party or a Ramius
Affiliate without reference to or use of the Confidential Information.  "COMPANY
AFFILIATES" means the directors,  officers,  agents,  representatives (including attorneys, accountants and financial advisers) and employees of the Company.

            7. Each member of the Ramius  Group  acknowledges  that  neither the
Company nor any Company Affiliate makes any representation or warranty as to the accuracy or completeness of the Confidential  Information furnished by it to any
Ramius  Party.  Neither the Company  nor any  Company  Affiliate  shall have any liability  to  any  Ramius  Party  hereunder  resulting  from  the  use  of  the
Confidential Information by a Ramius Party.

            8. In the  event  that any  Ramius  Party or any  person to whom any
Ramius Party transmits  Confidential  Information  becomes  legally  required to disclose any Confidential Information furnished to it, the Ramius Group will, to the extent legally  permissible,  provide the Company with prompt notice thereof so that the Company may, if available, promptly seek a protective order or other
appropriate   remedy  and/or  waive  compliance  with  the  provisions  of  this
Agreement.  In the  event  that  such  protective  order or other  remedy is not obtained,  or  the  Company  waives  compliance  with  the  provisions  of  this
Agreement,  the Ramius Party (or the person to whom the Ramius Party transmitted such Confidential  Information) may, without liability hereunder,  disclose only that portion of the Confidential  Information  furnished  hereunder which, based upon the advice of counsel of such  Ramius  Party,  the  disclosure  of which is legally  required  and will  exercise  its  reasonable  best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

            9. Each  member of the Ramius  Group  acknowledges  and agrees  that irreparable  injury to the  Company  would  occur in the event any Ramius  Party obligations  under this  Agreement  were not  performed in  accordance  with the specific  terms of this  Agreement or a Ramius  Party  otherwise  breached  this
Agreement and that such injury would not be adequately  compensable  in damages.
It is  accordingly  agreed by each  member of the Ramius  Group that the Company shall be entitled to specific enforcement of (without the necessity of posting a bond or other security or proving  actual  damages),  and  injunctive  relief to prevent any  violation  of  (without  the  necessity  of posting a bond or other security or proving actual  damages),  the terms of this Agreement by any Ramius
Party and that no Ramius Party will take any action, directly or indirectly,  in opposition  to the Company  seeking  such  relief on the grounds  that any other remedy or relief is available  at law or in equity.  This Section 9 shall not in any way affect a Party's right to exercise its rights at law. Each member of the
Ramius  Group,  jointly  and  severally,  shall  reimburse,  indemnify  and hold harmless  the Company and the Company  Affiliates  against any and all costs and liabilities  arising from the breach of any  provision of this  Agreement by any
Ramius Party.

            10. The terms,  conditions and  provisions of this  Agreement  shall apply only with respect to Confidential  Information  received by a Ramius Party prior to the earlier of (i) the election of the Ramius  Nominees to the Board or
(ii) the conclusion of the Company's 2007 Annual Meeting.

            11. Each member of the Ramius Group hereby irrevocably  appoints RCG
Starboard  Advisors,  LLC as such member's  attorney-in-fact  and representative
(the "RAMIUS  REPRESENTATIVE"),  in such member's place and stead, to do any and all  things  and to  execute  any  and all  agreements,  instruments  and  other documents and any amendments,  modifications  and waivers thereto and hereto and to give and receive any and all notices or  instructions in connection with this
Agreement  and the  transactions  contemplated  hereby.  The  Company  shall  be entitled to rely, as being binding on each member of the Ramius Group,  upon any action  taken  by the  Ramius  Representative  or  upon  any  document,  notice, instruction  or other  writing  given or executed by the Ramius  Representative.
Each member of the Ramius  Group  acknowledges  and agrees that each  agreement, covenant or other  obligation of the Ramius Group  hereunder shall be binding on such member of the Ramius Group.

            12. Each member of the Ramius Group  acknowledges and agrees that it is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material nonpublic information  from the issuer of  securities,  and on the  communication  of such information  to any other  person when it is  reasonably  foreseeable  that such other person is likely to purchase or sell such securities in reliance upon such information.

            13. This Agreement  shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law rules.

            14. This  Agreement  constitutes  the entire  agreement  between the
Parties  with  respect to the subject  matter  hereof and  supersedes  all prior agreements understandings, both written and oral, among the Parties with respect to the subject matter  hereof.  No  modifications  of this Agreement can be made except in writing signed by an authorized  representative of each of the Company and each member of the Ramius Group.

            15. If at any time  subsequent to the date hereof,  any provision of this  Agreement  shall be held by any  court  of  competent  jurisdiction  to be illegal, void or unenforceable,  such provision shall be of no force and effect, but the illegality or  unenforceability  of such provision  shall have no effect upon the legality or enforceability of any other provision of this Agreement.

            16. This  Agreement  and any  amendments  hereto may be executed and delivered in one or more  counterparts,  and by the different  parties hereto in separate  counterparts,  each of which  when  executed  shall be deemed to be an original,  but all of which taken  together  shall  constitute  one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail  delivery of a ".pdf" format data file, such signature shall create a valid and binding  obligation of the party  executing (or on whose behalf such signature  is executed)  with the same force and effect as if such  facsimile or
".pdf" signature page were an original thereof. At the request of any party each other party shall promptly  re-execute an original form of this Agreement or any amendment  hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile  machine or e-mail delivery of a ".pdf" format data file to deliver a signature  to this  Agreement or any  amendment  hereto or the fact that such signature was  transmitted or  communicated  through the use of a facsimile  machine or e-mail  delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract,  and each party hereto forever waives any such defense.This Agreement embodies the entire agreement between the
Parties  and  supersedes  any and all prior or  contemporaneous  oral or written agreements,  arrangements and understandings concerning the matters provided for herein.

            17.  Any  notices,  consents,   determinations,   waivers  or  other
communications  required  or  permitted  to be  given  under  the  terms of this
Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt,  when delivered  personally;  (ii) upon receipt, when sent by facsimile
(provided   confirmation  of  transmission  is  mechanically  or  electronically generated and kept on file by the sending party);  or (iii) one (1) Business Day after deposit with a nationally  recognized  overnight delivery service, in each case  properly  addressed to the party to receive the same.  The  addresses  and facsimile numbers for such communications shall be:

            If to the Company:

            Kensey Nash Corporation
            735 Pennsylvania Drive
            Exton, Pennsylvania 19341
            Attention: Joseph Kaufman
            Facsimile: 484-713-2901

            With a copy to:

            Katten Muchin Rosenman LLP
            525 W. Monroe Street
            Chicago, Illinois 60661-3693
            Attention: David Shevitz, Esq. and Mark D. Wood, Esq.
            Facsimile: 312-902-1061

      If to the Ramius Group or any member of the Ramius Group:

            Ramius Capital Group, L.L.C.
            666 Third Avenue, 26th Floor
            New York, New York 10017
            Attention: Jeffrey Smith
            Facsimile: 212-201-4802

            With a copy to:

            Olshan Grundman Frome Rosenzweig & Wolosky LLP
            Park Avenue Tower
            65 East 55th Street
            New York, New York  10022
            Attention:  Steven Wolosky, Esq.
            Facsimile:  (212) 451-2222

            18. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective  successors and assigns.  No Party shall assign this Agreement or any rights or obligations  hereunder without,  with respect to any member of the Ramius Group,  the prior written  consent of the Company,  and
with  respect  to  the  Company,   the  prior  written  consent  of  the  Ramius
Representative.

            19. The  language  used in this  Agreement  will be deemed to be the language  chosen by the parties to express their mutual intent,  and no rules of strict  construction  will be  applied  against  any party.  Unless the  context otherwise requires,  (a) all references to Sections or Schedules are to Sections or  Schedules  contained  in or  attached  to this  Agreement,  (b) words in the singular or plural include the singular and plural and pronouns stated in either the  masculine,  the  feminine or neuter  gender  shall  include the  masculine, feminine and neuter,  and (c) the use of the word  "including" in this Agreement shall be by way of example rather than limitation.

             [ THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK ]

      IN WITNESS WHEREOF,  the Parties hereto have executed this Agreement as of the day and year first above written.

                                       KENSEY NASH CORPORATION

                                       By: /s/ Joseph W. Kaufmann
                                          --------------------------------------
                                           Name:  Joseph W. Kaufmann
                                           Title: Chief Executive Officer,
                                                  President, Secretary

PARCHE, LLC                               RCG STARBOARD ADVISORS, LLC
By: RCG Starboard Advisors, LLC,          By: Ramius Capital Group, L.L.C.,
    its managing member                       its sole member

STARBOARD VALUE AND OPPORTUNITY MASTER    RAMIUS CAPITAL GROUP, L.L.C.
FUND LTD.                                 By: C4S & Co., L.L.C.,
By: RCG Starboard Advisors, LLC,              as managing member
    its investment manager
                                          C4S & CO., L.L.C.

                      By: /s/ Jeffrey M. Solomon
                          ---------------------------------
                          Name:  Jeffrey M. Solomon
                          Title: Authorized Signatory

                                           /s/ Peter A. Feld
                                           -------------------------------------
                                           PETER A. FELD

/s/ Jeffrey C. Smith
-------------------------------------
JEFFREY C. SMITH
Individually and as attorney-in-fact
for Ceasar Anquillare

 By: Starboard Value and Opportunity Master Fund Ltd.

       By: /s/ Jeffrey M. Solomon
          ----------------------------------------
          Name:  Jeffrey M. Solomon
          Title: Authorized Signatory

 By: Parche, LLC

       By: /s/ Jeffrey M. Solomon
          ----------------------------------------
          Name:  Jeffrey M. Solomon
          Title: Authorized Signatory

 By: RCG Enterprise, Ltd

       By: /s/ Jeffrey M. Solomon
          ----------------------------------------
          Name:  Jeffrey M. Solomon
          Title: Authorized Signatory

 By: RCG Starboard Advisors, LLC

       By: /s/ Jeffrey M. Solomon
          ----------------------------------------
          Name:  Jeffrey M. Solomon
          Title: Authorized Signatory

 By: Ramius Capital Group, L.L.C.

       By: /s/ Jeffrey M. Solomon
          ----------------------------------------
          Name:  Jeffrey M. Solomon
          Title: Authorized Signatory

 By: C4S & CO., L.L.C.

       By: /s/ Jeffrey M. Solomon
          ----------------------------------------
          Name:  Jeffrey M. Solomon
          Title: Authorized Signatory

                                   SCHEDULE A

                                THE RAMIUS GROUP

                              Parche, LLC

                              Starboard Value and
                              Opportunity Master Fund
                              Ltd.

                              RGC Starboard Advisors,
                              LLC

                              Ramius Capital Group,
                              L.L.C.

                              C4S & CO., LLC

                              RCG Enterprise, Ltd

                              Ceasar Anquillare

                              Peter A. Feld

                              Jeffrey C. Smith